Registration Statement No. 333–218604–02
Dated May 4, 2018
Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. I–D TO PROSPECTUS SUPPLEMENT
DATED June 30, 2017 TO PROSPECTUS DATED JUNE 30, 2017

Credit Suisse AG

Securities Linked to the Performance of One or More Commodity Indices or a Basket of Commodity Indices

This product supplement sets forth terms that will apply generally to the securities offered by this product supplement, which we refer to as the “securities.” The specific terms of a particular issuance of securities, including the calculation of any amount due on the securities, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The securities are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more commodity indices or a basket of commodity indices, as specified in the applicable pricing supplement. We refer generally to each commodity index as an “underlying” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The securities may be subject to an automatic redemption and/or may be redeemable at our option, in each case in whole or in part, at such percentage of the principal amount as may be specified in the applicable pricing supplement, together with any applicable coupons. We refer to such automatic redemption and redemption at our option as an “early redemption.” The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The maturity date of the securities will be specified in the applicable pricing supplement, subject to postponement if the scheduled maturity date is not a business day or if the relevant valuation date(s) is postponed, and subject to acceleration and early redemption, if applicable. Unless previously accelerated, redeemed, or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount in cash determined as set forth in the applicable pricing supplement.

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum, as well as any other terms and conditions relating to the calculation and payment of such coupons.

The securities will not be listed on any securities exchange.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is May 4, 2018

Table of Contents

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Page

Summary	PS-1
Risk Factors	PS-3
Supplemental Use of Proceeds and Hedging	PS-18
Description of the Securities	PS-20
The Underlyings or Basket	PS-29
United States Federal Tax Considerations	PS-30
ERISA Considerations	PS-40
Underwriting (Conflicts of Interest)	PS-42
Notice to Investors	PS-44

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We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the securities in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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Summary

The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and prospectus. The pricing supplement for the securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the securities and how are payments on the securities determined?

The securities are senior unsecured medium-term notes issued by us, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. Subject to acceleration and early redemption, if applicable, any payment will be determined as set forth in the applicable pricing supplement.

Any payment due on the securities is subject to our ability to pay our obligations as they become due.

Do the securities guarantee the return of my investment?

The payment of any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. The applicable pricing supplement will specify the circumstances in which you could lose some or all of your investment, as applicable. In addition, any payment on the securities is subject to our ability to pay our obligations as they become due.

Will I receive coupons on the securities?

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum, as well as any terms and conditions relating to the calculation and payment of such coupons.

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section beginning on page PS-3.

What will I receive if you redeem the securities?

If applicable, we may redeem the securities prior to maturity under circumstances as set forth in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will receive only the amount specified in the applicable pricing supplement, and any applicable coupons to, and including, the early redemption date. In this case, you will lose the opportunity to be paid coupons, if any, or participate in the performance of any underlying or the basket from the early redemption date to the originally scheduled maturity date. For additional information, please refer to “Description of the Securities — Early redemption; defeasance” herein.

Will there be an active trading market in the securities?

The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else is equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time to be specified in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Will the securities be distributed by affiliates of the Issuer?

Credit Suisse Securities (USA) LLC (“CSSU”) is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the securities?

Please refer to “United States Federal Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

Risk Factors

A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the securities.

General Risks Relating to the Securities

The securities are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

The securities differ from conventional debt securities and do not guarantee the return of your investment

The payment of any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. You may receive less at maturity or upon early redemption, than you originally invested in the securities, or you may receive nothing. The applicable pricing supplement will specify the circumstances in which you could lose some or all of your investment.

Your actual yield on the securities may be different from the amount of any payment you receive on the securities in real value terms

Regardless of the amount of any payment you receive on the securities, you may nevertheless suffer a loss on your investment in the securities in real value terms. This is because inflation may cause the real value of any payment you receive on the securities to be less at maturity or upon early redemption, if applicable, than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive return in real value terms. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The estimated value of the securities on the trade date may be less than the price to public

The initial estimated value of your securities on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the securities includes the agent’s discounts or commissions as well as transaction costs, such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the trade date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and the time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to the estimated values of similar securities of other issuers.

Our internal funding rate may negatively affect the value of the securities

The internal funding rate we use in structuring notes (such as these securities) is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If, on the trade date, our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “— Secondary market prices” below.

There may be little or no secondary market for the securities

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may be forced to sell your securities at a substantial loss. You should be willing and able to hold your securities to maturity.

Secondary market prices, if any, for the securities cannot be predicted

If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, this secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities, which will be disclosed on the cover of the applicable pricing supplement, does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else is equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission and, as a result, the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time as set forth in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market

Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts owed to you under the securities.

Unpredictable economic and market factors may affect the value of the securities prior to maturity

The value of the securities on the trade date may be estimated by using a combination of the components described in the risk factor “The estimated value of the securities on the trade date may be less than the price to public” above. Similarly, the value of the securities prior to maturity may be influenced by a number of factors that impact the value of such components generally, like fixed income securities and options, such as:

•	the time to the maturity of the securities;

•	interest and yield rates in the markets generally;

•	investors’ expectations regarding the rate of inflation;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the markets generally and may affect the level(s) of any underlying(s) or the basket; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may compound or offset, in whole or in part, the effects of any change resulting from any other factor(s).

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the securities. For example, we, CSSU and/or any other affiliate of ours may, from time to time, buy or sell futures contracts and/or other derivative instruments linked or related to any underlying(s) or for our or their own accounts in connection with our or their normal business practices. These transactions could affect the level(s) of such underlying(s), and thus, the value of the securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts due to you.

We or our affiliates may also currently, or from time to time in the future, publish research reports or otherwise express opinions regarding any commodities included in an underlying, and these reports or opinions may or may not recommend that investors buy or hold such commodities. As a prospective purchaser of the securities, you should undertake an independent investigation of the underlying(s) that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Further, hedging activities may adversely affect any payment on, and the value of, the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the securities, which creates an additional incentive to sell the securities to you. In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

The offering of any securities does not constitute an expression of our views about, or a recommendation to invest in, any underlying or basket

The offering of any securities is not an expression of our views about how any underlying(s) or basket will perform over the term of the securities and should not be misconstrued as a recommendation to invest (directly or indirectly, by taking a long or short position) in the commodities included in, or instruments linked or related to, any underlying(s) or basket. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the commodities included in, or instruments linked or related to, any underlying(s) or basket that may conflict with an investment in the securities. See the risk factor “— There may be conflicts of interest” above for examples of potentially conflicting positions we may have. In addition, our affiliates or agents may publish research reports from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with other such research, opinions or recommendations and may be modified from time to time without notice. Any such research, opinions or recommendations could affect the level(s) of the underlying(s) or the basket and, therefore, the value of the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the securities by our affiliates may affect the value of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in such offering. Circumstances may occur in which our interests, or those of our affiliates, could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is likely to be limited and illiquid.

We may engage in hedging and trading in the commodities included in any underlying(s) or in instruments linked or related to any underlying(s)

While the securities are outstanding, we or any of our affiliates may carry out hedging activities related to the securities, including trading in commodities included in any underlying(s) or in instruments linked or related to any underlying(s). Even if there is an active trading market, there may not be enough liquidity to allow the shares of such underlyings to trade easily, at which point the value of the securities may be adversely affected.

The U.S. federal tax consequences of an investment in certain securities are unclear

Due to the lack of controlling legal authority, the U.S. federal tax consequences of an investment in certain securities are unclear. In particular, the characterization of securities that do not provide for the return of an amount at least equal to an investor’s initial investment is uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the treatment of the securities described below in the applicable section under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Because of the uncertain treatment of the securities, non-U.S. investors may be subject to withholding tax in respect of coupon payments on the securities at a rate of 30% or a lower treaty rate. We will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the applicable sections of the section of this product supplement entitled “United States Federal Tax Considerations” and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Features and Terms of the Securities

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying(s) or the basket has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

The securities may not pay coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum, as well as any specific terms and conditions relating to, among other things, the calculation and payment of such coupons. If the applicable pricing supplement does not provide for the payment of coupons, you will not receive any coupons over the term of the securities. Even if the securities do provide for coupons, the securities may not provide for regular fixed interest payments. The amount and the total number of coupons you receive over the term of the securities, if any, may depend on the performance of one or more underlyings or basket during the term of the securities. In this case, the securities would not be a suitable investment for investors who require regular fixed income payments, since the amount and total number of coupons paid is variable and the total amount of coupons paid may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, if the securities do not pay regular coupons, it is possible that you will not receive some or all of the contingent coupons over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity or upon early redemption, if applicable, you will not be compensated for the time value of money. The securities may not be short-term investments, so you should carefully consider these risks before investing.

If we pay coupons on the securities, the yield on the securities may be lower than the return on an ordinary debt security with similar maturity

If applicable, we will pay coupons on the securities subject to the terms and conditions specified in such pricing supplement. The rate per annum of such coupons may be lower than the rate you could earn on ordinary coupon-bearing debt securities of ours with similar maturities. As a result, you could receive less in respect of the securities than you could have earned on ordinary coupon-bearing debt securities of ours with similar maturities.

More favorable terms to you on the securities may be associated with greater expected volatility of the relevant underlying(s), and therefore, can indicate a greater risk of loss

“Volatility” refers to the frequency and magnitude of changes in the level of an underlying. If the securities provide for payment of coupons with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, you should understand that, the greater the expected volatility with respect to the underlyings on the trade date, the higher the expectation is as of the trade date that changes in the levels of the underlyings could result in you (i) receiving fewer coupons, if any, over the term of the securities, resulting in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity and (ii) losing some or all of your principal amount at maturity. These greater expected risks will generally be reflected in a higher potential yield on the securities as compared to conventional debt securities of ours with similar maturities, or in more favorable terms than for similar securities linked to the performance of an underlying with a lower expected volatility as of the trade date. You should therefore understand that a relatively higher potential yield on the securities may indicate an increased risk of loss. In addition, the volatility of any underlying can change significantly over the term of the securities, which could cause the level of such underlying to rise or fall sharply. This could result in a significant loss of principal for investors in the securities.

The securities may be subject to a maximum return

There may be a maximum payment on the securities, regardless of the performance of any underlying or basket. For example, the securities may be subject to an underlying return cap or a fixed payment percentage. Under these circumstances, the redemption amount may be limited by such underlying return cap or fixed payment percentage, even if the performance of the relevant underlying or the basket is greater than such underlying return cap or fixed payment percentage. Alternatively, the securities may be designed to pay a maximum of the principal amount of your securities plus applicable coupons, if any, regardless of the performance of any underlying or basket. You should not invest in securities that have a maximum return if you seek to participate in the full performance of any relevant underlying or basket.

Securities with downside leverage embedded in their payment terms are highly risky

Your return on the securities at maturity may be multiplied by a downside leverage factor that is greater than 1.0, or 100%. Under these terms, any decrease in the level of any underlying or basket may result in a magnified loss of your investment. You should not invest in such securities unless you fully understand the risks associated with the leverage embedded in their payment terms.

For example, for securities with a buffer, if the final level is less than the buffer level, you will be fully exposed to any depreciation in the level of the relevant underlying or basket beyond the buffer level. If the applicable pricing supplement specifies a downside factor or downside participation rate greater than 1.0 or 100%, as applicable, then you will be fully exposed to any depreciation beyond the buffer level on a leveraged basis. Accordingly, to the extent the applicable downside factor or downside participation rate is greater than 1.0 or 100% and the depreciation in the relevant underlying or the basket exceeds the buffer level, the loss on a percentage basis will exceed the actual depreciation beyond the buffer level on a percentage basis, which will in turn negatively impact your payment at maturity. In this case, any downside protection offered by the buffer may be entirely eliminated.

The securities may be subject to early redemption, which would limit your opportunity to benefit from potential positive or inverse performance of the underlying(s) or the basket or to be paid coupons, if any, over the full term of the securities

The applicable pricing supplement may specify that the securities are subject to an early redemption at our option or upon the occurrence of a specified event. If the securities are redeemed prior to the maturity date, you will receive only the applicable amount set forth in the applicable pricing supplement. In this case, you may not benefit from any potential positive or inverse performance of the underlying(s) or the basket and, if coupons may be paid on the securities, you could lose the opportunity to continue to be paid coupons, if any, from the early redemption date to the scheduled maturity date.

If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

You could lose some or all of your investment if a knock-in event occurs

If the securities are subject to a knock-in event, you may lose some or all of your investment if a knock-in event occurs with respect to any underlying or basket. The applicable pricing supplement will specify the circumstances under which a knock-in event can occur.

If the securities are subject to continuous monitoring, it is possible that a knock-in event could occur under circumstances that would not result in the occurrence of a knock-in event if the securities were instead subject to closing level monitoring

If the securities are subject to a knock-in event with continuous monitoring, a knock-in event will occur if the level of the relevant underlying or the basket at any time on any trading day during an observation period or on the relevant valuation date(s), as applicable, is less than (or equal to, as applicable) the knock-in level for such underlying or basket, or greater than (or equal to, as applicable) the knock-in level for such underlying or basket in the case of securities linked to the inverse performance of such underlying or basket, even if the closing level of such underlying or basket is greater than (or equal to) the knock-in level on that trading day, or less than (or equal to) the knock-in level on that trading day in the case of securities linked to the inverse performance of such underlying or basket. However, if such underlying or basket were instead subject to closing level monitoring, a knock-in event would not occur under those circumstances.

The initial level(s) of the relevant underlying(s) or the basket may be determined on a date later than the trade date

If so specified in the applicable pricing supplement, the initial level(s) of any underlying(s) or the basket may be determined after the trade date. For example, the applicable pricing supplement may specify that the initial level for an underlying or basket will be determined based on the lowest level or the average level for such underlying or basket during the period from the trade date to a specified future date. Under these circumstances, you will not know the initial level of such underlying or basket until a date later than the trade date.

In the case of securities linked to a basket, the basket components may not be equally weighted

In the case of securities linked to a basket, the basket components may have different weights used in determining the level of such basket. One consequence of an unequal weighting of basket components is that, if a higher-weighted basket component performs poorly while a lower-weighted basket component performs well, the level of such basket will reflect the poor performance of the higher-weighted basket component to a greater extent than it reflects the stronger performance of the lower-weighted basket component, which may have an adverse effect on the value of the securities and your payment at maturity.

Correlation (or the lack thereof) could have an adverse effect on your return on the securities

In the case of securities linked to a basket, movements in the levels of the basket components may not correlate with each other. At a time when the level(s) of one or more of the basket components increase, the level(s) of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level(s) of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level(s) of one or more of the other basket components. On the other hand, changes in the levels of the basket components may become highly correlated during periods of decline in the value of the commodities included in such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of any single basket component may not be offset by the performance of the other basket components and, in fact, each basket component may contribute individually to an overall decline in the level of the basket.

In the case of securities linked to the worst performing of more than one underlying, if the performance of the underlyings exhibit no relationship to each other, it is more likely that one or more of the underlyings will cause the securities to perform poorly. However, if the commodities included in the underlyings tend to be related such that the performance of the underlyings are correlated, then it is less likely that one or more of the underlyings will cause the securities to perform poorly. To the extent that the underlyings represent different market segments or market sectors, the risk of one or more of the underlyings performing poorly is greater. As a result, by investing in such securities, you will be taking not only the market risk of the commodities included in the underlyings, but also risks relating to the relationships between such commodities and the commodities included in the other underlyings.

It is impossible to predict what the relationships between the underlyings will be over the term of the securities.

In the case of securities linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the securities are linked to the individual performance of more than one underlying, you will be exposed to the risk of fluctuations in the levels of each underlying separately. Unlike securities that are linked to a basket, where risk is mitigated and diversified among all of the basket components, the amount of any payment on your securities may depend solely on the performance of the worst performing of the underlyings. As such, you will bear the full risk that any of the underlyings will perform poorly.

An investment in the securities is not the same as a direct investment in the commodities included in any underlying

Your return on the securities will not reflect the return you would have realized on a direct investment in the commodities included in any underlying. The calculation agent will calculate the amount payable to you at maturity by reference to the level(s) of the underlying(s) on the relevant valuation date(s), and will not include the amount of any payments or other distributions with respect to any underlying(s). Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of any commodities included in any underlying or basket component, as applicable.

If the level of any underlying or basket changes, the market value of your securities may not change in the same manner

Owning the securities is not the same as owning the commodities included in any underlying or basket component, as applicable. For example, if the level of any underlying or basket on any day has increased (or, in the case of securities linked to the inverse performance of such underlying or basket, has decreased), the value of the securities may not increase comparably, if at all, on such day and the value of the securities may even decline. Accordingly, changes in the level(s) of any underlying(s) or basket may not result in a comparable change in the value of the securities.

The securities may be subject to concentration risk

If the securities are linked to multiple underlyings or a basket and the commodities included in such underlyings or basket components, as applicable, are concentrated in a single or limited number of asset classes, market sectors, market segments or geographical regions, you will not benefit from the advantages of a diversified investment. Instead, you will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the securities may be more adversely affected by a single economic, political, regulatory or other occurrence affecting a single market sector, market segment or geographical region. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of market sectors and segments, asset classes and/or geographical regions represented.

In addition, the fact that the securities may be linked to multiple underlyings or a basket does not mean that the securities represent a diversified investment. Although the underlyings or basket components may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, securities linked to a basket of indices that track U.S. crude oil futures contracts will have concentrated exposure to the U.S. crude oil markets, and such basket components may respond in similar ways to economic events that affect the U.S. crude oil markets generally. Furthermore, the securities are subject to the credit risk of Credit Suisse. No amount of diversification across basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the securities.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying(s) on any day during the term of the securities, or from calculating the amount of any payment due to you on the securities. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any calculation date is not a trading day, it is possible that one or more calculation date(s), the maturity date, the trade date and/or any other relevant dates as set forth in the applicable pricing supplement will be postponed, and your return could be adversely affected. No coupons or other payment will be payable as a result of such postponement. For additional information, see “Description of the Securities — Market Disruption Events” below.

General Risks Relating to the Underlyings

Historical performance of any underlying or basket is not indicative of future performance

The future performance of any underlying(s) or basket cannot be predicted based on its historical performance. We cannot guarantee that the future levels or the final level(s) of any underlying(s) or basket will result in a positive return on your overall investment in the securities.

The final level for any underlying or basket may be less than (or, in the case of securities linked to the inverse performance of such underlying or basket, may be greater than) its closing levels at other times during the term of the securities

The final level for any underlying(s) or basket will be calculated based on the closing level of such underlying(s) or basket on the relevant valuation date(s). The final level could be lower than (or, in the case of securities linked to the inverse performance of an underlying or basket, may be greater than) the closing levels for such underlying(s) or basket at other times during the term of the securities. The impact of this difference on your return on the securities could be substantial if there is significant volatility in the closing levels of such underlying(s) or basket during the term of the securities, and in particular, if there is a significant increase or decrease in such closing levels around the time of a valuation date. Accordingly, you may receive a lower payment at maturity than you would have received if you had invested directly in the commodities included in such underlying(s) or basket component(s), as applicable.

We cannot assure you that any public information provided about any underlying is accurate or complete

All disclosure relating to the underlying(s) contained in the applicable pricing supplement and/or any accompanying underlying supplement(s) will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents and have not made any due diligence inquiry with respect to any underlying(s) in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for any public disclosure of information by any index creator, index calculation agent or sponsor of any underlying (an “index sponsor”), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of any public information or filings of any index sponsor, or the level(s) of any underlying(s), will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of, or failure to disclose, material future events concerning any underlying(s) could affect the amount of any payment due on the securities. Any prospective purchaser of the securities should undertake an independent investigation of the underlying(s) to which the securities are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any index sponsor and are not responsible for their public disclosure of information

We and our affiliates generally are not affiliated with any index sponsor in any way and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosure regarding their methods or policies. Actions by any index sponsor may have an adverse effect on the level of the relevant underlying and, consequently, the value of the securities.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s) contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the underlying(s).

You have no rights against any index sponsor

You will have no rights against any index sponsor. The securities are not sponsored, endorsed, sold or promoted by any index sponsor. No index sponsor has passed on the legality or suitability of, or the accuracy or adequacy of any descriptions or disclosure relating to, the securities. No index sponsor makes any representation or warranty, express or implied, to you or to any member of the public regarding the advisability of investing in securities generally or in the securities we are offering to you in particular, or the ability of any underlying(s) to track general market performance or the performance of any market sector(s).

An index sponsor’s only relationship to us is with regard to the licensing of trademarks, service marks and/or trade names as well as the use of the relevant underlying, which is determined, composed and calculated by such index sponsor without regard to us, the securities or your interests as an investor in the securities. No index sponsor is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which any amount due to you on the securities is to be determined. No index sponsor has any liability in connection with the administration, marketing or trading of the securities. No index sponsor has any obligation to take our or your interests into consideration for any reason.

Changes to an underlying could adversely affect the securities

The sponsor of any underlying can add, delete or substitute the commodities included in such underlying, make other methodological changes that could affect the level of such underlying, or discontinue or suspend the calculation or dissemination of such underlying at any time. If one or more of these events occurs, the calculation of the redemption amount payable at maturity or upon early redemption, if applicable, will be adjusted to reflect such event(s). Please refer to “Description of the Securities — Changes to the calculation of an underlying” Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

An underlying may be affected by exchange rates and we have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes, or changes in interest rates, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that tracks commodities, whether or not denominated in a foreign currency. We will not make any adjustment or change to the terms of the securities in the event that exchange rates should become fixed, in response to any devaluation or revaluation of a currency or any imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

The securities may be linked to a price return index or an excess return index, rather than a total return index

The securities may be linked to an underlying that is a price return index or an excess return index, rather than a total return index. A price return index is designed to reflect only the price movements of the commodities included in such underlying, while a total return index reflects the returns that would potentially accrue from a hypothetical investment in such commodities. By contrast, an excess return index reflects the returns reflected by the total return version of such index, minus the cost of the interest paid to borrow the funds to invest in the total return version of such index. Therefore, any payment due to you with respect to securities linked to a price return index could be less than such payment would have been if the securities were linked to a total return index and any payment due to you with respect to securities linked to an excess return index will be less than such payment would have been if the securities were linked to a total return index or, possibly, a price return index.

Even if the commodities included in an underlying are all part of the same industry, market sector or asset class, such commodities are not necessarily representative of that industry, market sector or asset class

Even if an underlying purports to be representative of a particular industry, market sector or asset class, the performance of such underlying may not correlate with the performance of that entire industry, market sector or asset class. The level of an underlying may decline even if the representative industry, market sector or asset class as a whole rises in value. The commodities included in an underlying may not necessarily be representative of such industry, market sector or asset class because the universe of such commodities may be incomplete or become outdated over time.

Our right to use an underlying may be suspended or terminated

We have been granted, or will be granted, a non-exclusive right to use each underlying and related trademarks in connection with the offering of the securities. If we breach our obligations under any license, the relevant index sponsor may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying and related trademarks in connection with the securities until their maturity. If our right to use any underlying is suspended or terminated, it may become difficult for us to determine the level of such underlying and, consequently, the coupons, if any, payment at maturity or upon early redemption, if applicable, or any other amounts payable to you on the securities. In such case, the calculation agent will determine, in its sole discretion, the relevant level of such underlying and/or the fair value of the securities.

Levels of any underlying or commodities included in any underlying may change unpredictably and affect the value of the securities in unanticipated ways

Fluctuations in the levels of any underlying or any commodities included in such underlying may have a material adverse effect on the value of the securities and your return on an investment in the securities. The levels of such underlyings or commodities are affected by numerous factors, including: (i) changes in supply and demand relationships; (ii) governmental programs and policies; (iii) national and international political and economic events; (iv) expectations of and changes in interest, inflation and exchange rates; (iv) speculation and trading activities in commodities included in such underlyings and related contracts; (v) general weather conditions; and (vi) trade, fiscal, monetary and exchange control policies. The demand for many commodities is also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of any underlying to move in inconsistent directions at inconsistent rates, affecting the value of the securities. It is not possible to predict the aggregate effect of all or any combination of these factors.

The securities may be adversely affected by “negative roll yields” in “contango” markets

An underlying may track the value of hypothetical or actual positions in futures contracts on physical commodities, where each position is “rolled” periodically out of one futures contract as the expiration date of that futures contract approaches and into another futures contract on the same underlying commodity with a later expiration date. Unlike stocks, which typically entitle the holder to a continuing stake in a corporation, commodity futures specify a certain future date for cash settlement or the physical delivery of a commodity. In order to avoid settlement or physical delivery and maintain continuing exposure to commodity futures, such underlying may unwind its hypothetical position in each futures contract shortly before its expiration date and replaces that position with a hypothetical or actual position in another futures contract on the same underlying commodity with a later expiration date.  For example, a futures contract entered into in August may specify a September expiration.  As the September expiration date approaches, the futures contract expiring in September may be replaced with a futures contract on the same underlying commodity expiring in October.  We refer to this process as “rolling” exposure to an expiring futures contract into another futures contract on the same underlying commodity with a later expiration date. Through this rolling process, the underlying is able to reflect continuing exposure to futures contracts on the same underlying commodities.

The rolling feature of the underlying creates the potential for a significant negative effect on the level of the underlying—which we refer to as a “negative roll yield”—that is independent of the performance of the spot prices of the underlying physical commodities tracked by the underlying. The “spot price” of a commodity is the price of that commodity for immediate delivery, as opposed to a futures price, which represents the price for delivery on a specified date in the future. The underlying would be expected to experience negative roll yield if commodity futures prices tend to be greater than the spot prices for the relevant commodities. A market where futures prices are generally greater than spot prices is referred to as a “contango” market. Futures prices on a commodity may be greater than spot prices for a variety of reasons, including costs of storing the commodity until the delivery date, financing costs and market expectations that future spot prices may be higher than current spot prices. As any commodity futures contract approaches expiration, its value will generally approach the spot price of the relevant commodity, because by expiration it will effectively represent a contract to buy or sell that commodity for immediate delivery. Therefore, if the futures market for a given commodity is in contango, then the value of a futures contract on that commodity would tend to decline over time (assuming the spot price remains unchanged), because the higher futures price would fall as it converges to the lower spot price by expiration. If the futures market for a given commodity is in contango and the spot price of that commodity remains constant, the underlying would enter into a hypothetical position in a futures contract on that commodity at the higher contango futures price and then unwind that position near the lower spot price just prior to expiration of that contract, and then enter into a hypothetical position in a new futures contract on that commodity at the higher contango futures price and unwind that position near the lower spot price, and so on over the term of the securities, all the while accumulating losses from the erosion in value that results as the higher contango price declines toward the lower spot price. The remaining time to expiration may also be a factor. For example, a futures contract with a remaining term of one month may have a higher negative roll yield as compared to a futures contract with a remaining term of six months. Finally, some futures contracts may be in contango whereas other futures contracts on the same commodity may be in backwardation. Any of these circumstances could cause a decline in the level of an underlying and therefore the value of and return on your securities.

Prospective investors in the securities should understand that futures on the commodities underlying an underlying may have historically been in contango markets. Therefore, there is a significant risk that negative roll yields may adversely affect the level of an underlying and the return you receive on the securities. Any negative roll yield will offset any gains in the spot prices of the underlying commodities that may occur over the term of the securities, exacerbate any decline and cause a steady erosion in value if the spot prices of the underlying commodities remain relatively constant.

Holders of the securities will not benefit from regulatory protections of the Commodity Futures Trading Commission

The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell commodity futures or options contracts on commodity futures for the benefit of the holders of securities. An investment in the securities does not constitute an investment in commodity futures or options contracts on commodity futures, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts.

Legal and regulatory changes could adversely affect the return on and value of the securities

Futures contracts and options on futures contracts, including the futures contracts that may be tracked by an underlying, or futures contracts on an underlying itself, are subject to extensive statutes, regulations and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, futures exchanges may have regulations designed to limit the amount of fluctuations in futures contract prices. These limits could adversely affect the market prices of futures contracts, which could adversely affect the return on and value of the securities.

In addition, the regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities. For example, the Dodd–Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the size of the positions any person may hold in futures contracts on a commodity, options on such futures contracts and swaps that are economically equivalent to such contracts. In particular, the CFTC has proposed rules to establish position limits that will apply to specified agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts, including many of the futures contracts that may be included in an underlying. The limits will apply to a person’s combined position in futures, options and swaps on the relevant commodities. The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for the relevant commodity futures, which may, in turn, have an adverse effect on your payment at maturity. Market participants may decide, or be required to, sell their positions in the relevant commodity futures as a result of these rules. While the effects of these or other regulatory developments are difficult to predict, if broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of the relevant commodity futures contracts and therefore, the level of the underlying and the return on and value of the securities.

You may have exposure to contracts that are not traded on regulated futures exchanges

The underlyings may include over-the-counter contracts (such as swaps and forward contracts) linked to commodities and traded on trading facilities that are subject to lesser degrees of regulation than futures contracts traded on regulated futures exchanges or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. The trading of contracts on such facilities and the inclusion of such contracts in the underlyings may expose you to greater risks than those presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Distortions or disruptions of market trading in futures contracts could adversely affect the value of and return on the securities

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These circumstances could adversely affect the settlement price of the futures contracts included in an underlying or futures contracts on an underlying itself and, therefore, the level of such underlying and the value of and return on the securities.

The level of an underlying may be calculated and published at different times than the prices of its components

The level of an underlying may not correspond to the prices of its components due to differences in timing. The prices of commodities, futures contracts or other components may be calculated and published at times when the level of the relevant underlying is not calculated and published. Consequently, there could be market developments or other events that cause or exacerbate the difference between the level of an underlying and the prices of its components.

An increase in the margin requirements for any futures contracts or an underlying or any futures contracts on commodities included in such underlying may adversely affect the value of the securities

Futures exchanges require market participants to post collateral in order to open and keep open positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in a futures contract relating to any underlying or any components included in such underlying, market participants who are unwilling or unable to post additional collateral may return and liquidate their positions, which may cause the level of that futures contract to decline significantly. As a result, the value of the securities may be adversely affected.

Prices of futures contracts are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in an underlying

Market prices of the futures contracts that may be included in an underlying or futures contracts on an underlying itself, could be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the prices of these futures contracts. The prices of futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional risks that cause the value of the securities to be more volatile than the values of traditional securities. As a general matter, the risk of low liquidity or higher volatility around the maturity date of a futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants may be required to take physical delivery of the underlying commodities. Many commodities are also highly cyclical. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

The securities may not offer direct exposure to commodity spot prices

The securities may be linked to an underlying which tracks futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of a commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that is linked to commodity spot prices.

The index sponsor may be required to replace a contract included in an underlying if the existing futures contract is terminated or replaced

The termination or replacement of a futures contract included in an underlying may be terminated or replaced by a futures exchange, in which case a comparable futures contract would be selected by the index sponsor, if available, to replace such futures contract. The termination or replacement of any designated futures contract may have an adverse impact on the return and value of the securities.

A commodity hedging disruption event may result in acceleration of the securities

If a commodity hedging disruption event (as defined under “Description of the Securities—Commodity Hedging Disruption Events”) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities. The amount due and payable to you upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration. If a commodity hedging disruption event occurs and we decide to exercise our right to accelerate the payment on your securities, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment.

The relevant exchange has no obligation to consider your interests

The relevant exchange (as defined under “Description of the Securities—Certain definitions”) is responsible for calculating the official settlement price or fixing level, as applicable, for the commodities included in any underlying(s). The relevant exchange may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level for such commodities. Any of these actions could adversely affect the value of the securities. The relevant exchange has no obligation to consider your interests in calculating or revising the official settlement price or fixing level for such commodities.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on payments of coupons on debt instruments.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any underlying to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions and other factors (including the level of any underlying), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, the underlyings. These other hedging activities may occur from time to time before the securities mature and will depend on market conditions and other factors (including the levels of the underlyings). In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we, or one or more of our affiliates, have a hedge position in any commodities that compose any underlying(s) or in any instruments linked or related to any such commodities or underlying(s), we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity or early redemption, if applicable, of any securities. Depending, among other things, on future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the securities from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered securities. We or one or more of our affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any underlying, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the maturity or early redemption of, or the payment of any interest or coupon(s) on, the securities. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the securities has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. This cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing such hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the securities or the underlyings. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the securities for the general corporate purposes described above.

Description of the Securities

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The securities are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each commodity index as an “underlying” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The securities will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will not be listed on any securities exchange.

The securities are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the securities is subject to our ability to pay our obligations as they become due.

The applicable pricing supplement will contain important terms relating to the determination of any payments on the securities. These include: “buffer amount,” “buffer level,” “call return,” “contingent minimum return,” “coupon barrier level,” “coupon payment date(s),” “early redemption amount,” “early redemption date(s),” “early redemption notice date(s),” “downside participation rate,” “final level,” “fixed payment percentage,” “initial level,” “knock-in level,” “lowest performing underlying,” “observation date(s),” “observation period(s),” “strike date,” “trigger observation date(s),” “trigger level,” “upside participation rate,” “underlying return” and “underlying return cap.”

If your securities are linked to the performance of a basket, we may refer to the underlying return and underlying return cap as the “basket return” and the “basket return cap,” respectively, and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

Coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum, as well as any other terms and conditions relating to the calculation and payment of such coupons.

For securities that pay coupons, each “coupon period” will be (i) the period beginning on, and including, the original issue date of the securities to, and excluding, the first scheduled coupon payment date, and each successive period beginning on, and including, a scheduled coupon payment date to, but excluding, the next scheduled coupon payment date, except the final coupon period, which will be from, and including, the preceding scheduled coupon payment date to, and excluding, the earlier of the scheduled maturity date or early redemption date, as the case may be, or (ii) the period specified in the applicable pricing supplement. The postponement of any coupon payment date will not shorten or lengthen any relevant coupon period.

Early redemption; defeasance

The securities may be subject to an automatic redemption and/or may be redeemable prior to maturity at our option (the automatic redemption and redemption at our option, each, an “early redemption”), in each case in whole or in part, on such date(s) as specified in the applicable pricing supplement and upon such notice, if applicable, as may be specified in the applicable pricing supplement (such date(s), the “early redemption notice date(s)”).

If the securities are redeemed prior to the maturity date, you will receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement and any applicable coupons to, and including, the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid coupons, or to participate in the positive or inverse performance of any underlying or basket, from the early redemption date to the originally scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The securities are not subject to redemption at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Maturity date

The maturity date of the securities will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, subject to postponement if the final valuation date is postponed for any reason, as described under “— Postponement of calculation dates” below.

No coupons or other payment will be payable because of any postponement of the maturity date.

The maturity date of the securities may be accelerated upon the occurrence of a commodity hedging disruption event, as described below in “—Commodity hedging disruption events.”

Redemption at maturity

Unless previously accelerated, redeemed, or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount of cash determined as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law or executive order to close.

A “calculation date” is any trigger observation date, observation date, valuation date, trade date and strike date, if applicable, and any other day as specified in the applicable pricing supplement, subject to the provisions described under “— Postponement of calculation dates” below.

The “closing level” is, (i) with respect to a basket, on any trading day, the closing level of such basket calculated in accordance with the formula set forth in the applicable pricing supplement and (ii) with respect to an underlying, on any trading day for such underlying, the level of such underlying as determined by the calculation agent at the time at which the index sponsor of such underlying calculates the closing level to be published for such underlying on such trading day, subject to the provisions described under “— Changes to the calculation of an underlying” below.

“Day count fraction” means, in respect of the calculation of any amount of interest on any security for any period of time, from, and including, the first day of such period to, but excluding, the last day of such period (a “calculation period”):

•	if “actual/actual” or “actual/actual — ISDA” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365 (or, if any portion of such calculation period falls in a leap year, the sum of (A) the actual number of days in such portion of such calculation period falling in a leap year divided by 366 and (B) the actual number of days in such portion of such calculation period falling in a non-leap year divided by 365);

•	if “actual/365” or “actual/365 (fixed)” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365;

•	if “actual/360” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 360;

•	if “30/360,” “360/360” or “bond basis” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

•	if “30E/360” or “Eurobond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31, in which case D2 will be 30;

•	if “30E/360 (ISDA)” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

“Index sponsor” means, with respect to an underlying, the sponsor of such underlying that will publish (or will have published on its behalf) a level for such underlying.

The “level” of (i) a basket, at any time during the term of the securities, is the level of such basket at such time calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described under “— Changes to the calculation of an underlying” below, and (ii) any underlying, at any time during the term of the securities, is the level of such underlying published at such time by the index sponsor of such underlying and subject to the provisions described under “— Market Disruption Events” below.

An “observation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled observation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

“Related exchange” means, with respect to an underlying, each exchange or over-the-counter market on which futures or options contracts relating to such underlying are traded.

“Relevant exchange” means, with respect to an underlying, each organized exchange or market of trading for any component of such underlying (or any combination thereof).

The “trade date” will be the date set forth in the applicable pricing supplement.

“Trading day” means any day that is (or, but for the occurrence of a market disruption event in respect of an underlying, would have been) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, and the related exchanges for such underlying (each as defined herein).

A “trigger observation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled trigger observation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

The “valuation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled valuation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

Postponement of calculation dates

General

If the closing level or other relevant level(s) for any underlying is to be determined on any calculation date for the securities, but such calculation date is not a trading day for such underlying, then such calculation date for such underlying will be postponed to the immediately following trading day, unless a market disruption event has occurred or is continuing on such trading day, in which case the provisions below will apply.

If the calculation agent determines that a market disruption event has occurred or is continuing in respect of any underlying on any calculation date for which a closing level must be determined, then such calculation date for such underlying will be postponed to the first succeeding trading day for such underlying on which the calculation agent determines that no market disruption event has occurred or is continuing in respect of such underlying, unless the calculation agent determines that a market disruption event has occurred or is continuing in respect of such underlying on each of the five trading days for such underlying immediately following such scheduled calculation date. In that case, (a) the fifth succeeding trading day for such underlying following such scheduled calculation date will be deemed to be the calculation date for such underlying, notwithstanding any market disruption event, and (b) the calculation agent will determine the closing level for such underlying on that deemed calculation date in accordance with the formula for, and method of calculating, such underlying last in effect prior to the commencement of the market disruption event in respect of such underlying, using exchange-traded prices on the relevant exchanges or, if trading in any index components included in such underlying has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges for such index components but for the suspension or limitation, as of the valuation time on that deemed calculation date, of each such index component (subject to the provisions described under”— Changes to the calculation of an underlying” below).

Postponement of consecutive calculation dates

If two or more consecutive calculation dates are specified in the applicable pricing supplement and a market disruption event occurs or is continuing in respect of any underlying on such a calculation date or such a scheduled calculation date is not a trading day for any underlying, then each calculation date for such underlying scheduled to occur on consecutive trading days following such scheduled calculation date, if any, will be postponed by the corresponding number of trading days by which such scheduled calculation date is postponed.

Underlyings that are not affected by a postponement

No calculation date for any underlying will be postponed because of the postponement of a calculation date for any other underlying.

Postponement of coupon payment dates, other relevant payment dates and the maturity date

If a coupon payment date is not a business day, the relevant coupon(s) will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. In addition, each coupon payment date is subject to postponement if the immediately preceding calculation date is not a trading day for any underlying or because a market disruption event in respect of any underlying has occurred or is continuing, as determined by the calculation agent, on such calculation date as described under “— Market Disruption Events” below. No coupon(s) or other payment will be payable hereon because of any such postponement of a coupon payment date.

If a calculation date (other than the final valuation date) is postponed in respect of any underlying as a result of a market disruption event, or because such calculation date is not a trading day for any underlying, to a date on or after the immediately following coupon payment date or other relevant payment date, then such coupon payment date or other relevant payment date will be postponed to the business day immediately following the latest date to which such calculation date is postponed for any underlying.

If the maturity date is not a business day, the relevant redemption amount and coupon(s) payable at maturity, if any, will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. If the final valuation date is postponed for any underlying as a result of a market disruption event or because the scheduled final valuation date is not a trading day for such underlying, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

Market Disruption Events

“Market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	a temporary or permanent failure by a relevant exchange, a related exchange or index sponsor, as applicable, to announce or publish (i) the official daily closing level of an underlying or (ii) either (a) the fixing price of any physical commodity included in any underlying or (b) the settlement price for any futures contract or option contract on or related to any underlying, or any futures contract or option contract on or related to any component of any underlying (each such futures contract or option contract, a “relevant contract”);

(b)	the suspension of or material limitation on trading in any relevant contract, on a relevant exchange or related exchange, including where the settlement price for any relevant contract is a “limit price,” which means that the settlement price or fixing price, as applicable, for such relevant contract for a day has increased or decreased from the previous day’s settlement price or fixing price, as applicable, by the maximum amount permitted under the applicable exchange rules;

(c)	either (i) the failure of trading to commence, or the permanent discontinuance of trading, in any relevant contract on the relevant exchange or related exchange, or (ii) the disappearance of, or of trading in, any relevant contract;

(d) the occurrence of a material change in the content, composition or constitution of any underlying; or

(e) the occurrence of a material change in the formula for or the method of calculating the closing level of any underlying,

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to maintain, establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

Changes to the calculation of an underlying

If an underlying (a) is not calculated and announced by its index sponsor, but is instead calculated and announced by a successor sponsor that is acceptable to the calculation agent or (b) is replaced by a successor index that uses what is, in the sole determination of the calculation agent, the same or a substantially similar formula for, and method of, calculation as used for such underlying, then such successor sponsor (if applicable) will be deemed to be the index sponsor for such underlying, and such successor index (if applicable) as so calculated and announced by its index sponsor will be deemed to supersede such underlying (such successor index, a “successor underlying”).

Upon any selection by the calculation agent of a successor underlying, such successor underlying will be substituted for the original underlying for all purposes relating to the securities, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If, (x) on or prior to a calculation date or other relevant date(s) on which a closing level for an underlying must be determined, the relevant index sponsor, index calculation agent or index creator makes, in the determination of the calculation agent, a material change in the formula for, or method of calculating, such underlying or in any other way materially modifies such underlying (other than a modification prescribed in such formula or method to maintain such underlying in the event of changes in constituent commodities or other routine events) or, (y) on any calculation date or other relevant date(s) on which a closing level for an underlying must be determined, the relevant index sponsor fails to calculate and announce a closing level for such underlying (including a permanent discontinuance of such underlying where there is no successor underlying as described above), then, in each case, the calculation agent will calculate the closing level of such underlying using the level of such underlying on such calculation date or relevant date(s) in accordance with the formula for, and method of calculating, the closing level for such underlying last in effect immediately prior to such change or failure, but using only those commodities included in such underlying that were also included in such underlying immediately prior to such change or failure. Notice of such an adjustment to an underlying will be provided to the trustee.

Commodity hedging disruption events

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a commodity hedging disruption event (as defined below) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the third business day immediately following the day on which such commodity hedging disruption event occurred. The amount due and payable upon such acceleration will be equal to the amount due on the securities at maturity or otherwise, calculated as though the relevant calculation date were the day on which notice of such commodity hedging disruption event occurred, as determined by the calculation agent in good faith in a commercially reasonable manner on the date such notice of acceleration is delivered and will be payable on the fifth business day thereafter. We will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the Depository Trust Company (“DTC”) of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration of the securities as a result of a commodity hedging disruption event.

A “commodity hedging disruption event” means that:

(a) due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the trade date of the securities, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities (had the event of default not occurred) as determined by at least three, but not more than five, broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully-registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities — Book-Entry System” in the accompanying prospectus and “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors — There may be conflicts of interest.”

Further issues

Without notice to, or the consent of, the registered holder(s) of the securities, we may from time to time create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the securities or the owners of any beneficial interest in the securities, amend the securities to conform their terms to the terms set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Notices

Notices to holders of the securities will be made by first-class mail, postage prepaid, to the registered holder(s).

The Underlyings or Basket

The one or more underlyings or the basket to which the securities are linked will be specified in the applicable pricing supplement. If any underlying or basket component, as applicable, is replaced by a successor underlying or basket component, as applicable, as set forth above, such successor underlying or basket component will be substituted for that underlying or basket component, for all purposes relating to the securities.

Additional information relating to the underlyings or the basket will be set forth in one or more underlying supplements or in the applicable pricing supplement.

Historical performance

We will provide historical information on any underlying(s) or the basket in the relevant pricing supplement. You should not misconstrue any historical levels or prices that we may provide in any pricing supplement as an indication of the future performance of any underlying(s) or the basket. Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a security;

•	a person subject to the alternative minimum tax;

•	a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the securities to your financial statements under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax advisor as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the U.S. federal estate tax. You should consult your tax advisor about the application of the U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.

The discussion herein does not apply to securities the payments on which are determined by reference to one or more foreign currencies. The tax consequences of such a security will be addressed in the applicable pricing supplement.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities Treated as Debt

The discussion in this section applies to securities treated as debt for U.S. federal income tax purposes. With respect to securities with a term of longer than one year (calculated as described below), the applicable pricing supplement will specify whether such securities are treated as “variable rate debt instruments” or as “contingent payment debt instruments.”

This discussion generally assumes that the specified treatment of the securities (e.g., as “variable rate debt instruments” or “contingent payment debt instruments”) is respected. However, depending on the terms of the securities, there may be a risk that the Internal Revenue Service (the “IRS”) could treat the securities in a different manner, which could adversely affect the timing and character of income you recognize with respect to the securities.

Short-Term Securities

The following discussion applies only to securities with a term of one year or less (from but excluding the issue date to and including the last possible date that the securities could be outstanding pursuant to their terms) (“Short-Term Securities”). Generally, a Short-Term Security is treated as issued at a discount equal to the sum of all payments required on the security minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a Short-Term Security prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the security. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the security currently), you will be subject to rules that generally require accrual of discount on Short-Term Securities on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. It is not clear whether or how any accrual should be determined prior to the relevant valuation date or dates in respect of a contingent payment. You should consult your tax advisor regarding the amount and timing of any accruals on such securities.

Upon a sale or other taxable disposition of a Short-Term Security, you will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the security. Your tax basis in the security should equal the amount paid to acquire the security increased, if you accrue income on the securities currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount received at maturity over your tax basis in the security generally should be treated as ordinary income. If you sell a Short-Term Security providing for a contingent return at maturity prior to the time the contingent return has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax advisor regarding the treatment of Short-Term Securities providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a Short-Term Security, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the security to the extent they exceed the accrued discount that you have not included in income. As discussed above, it is unclear whether or how accrual of discount should be determined prior to the relevant valuation date or dates in respect of a payment. If you make the election to accrue income currently, that election will apply to all Short-Term Securities acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax advisor regarding these rules.

Securities Treated as Variable Rate Debt Instruments

The following discussion applies only to securities that are properly treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”) and that provide for stated interest at a single variable rate. The treatment of other VRDIs will be addressed in the applicable pricing supplement.

Stated interest on a VRDI will be treated as “qualified stated interest” (“QSI”) and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as “original issue discount” (“OID”) that you must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income.

Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued QSI, which will be treated as described above) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI and reduced by any payments other than QSI you received. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Securities Treated as Contingent Payment Debt Instruments

The following discussion applies only to securities that are properly treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of tax accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of

(i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. For U.S. federal income tax purposes, the adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction. Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date, and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. As described above, the amount you are treated as receiving upon a disposition of a CPDI, whether at or prior to maturity, will be reduced by any carryforward of a net negative adjustment. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not treated as miscellaneous itemized deductions. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax advisor regarding this reporting obligation.

Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment date or dates, you would be required to account for the difference between the originally projected payment or payments and the fixed payment or payments on a present value basis. You should consult your tax advisor regarding the application of these rules.

Securities Not Treated as Debt

The discussion in this section applies to securities not treated as debt instruments for U.S. federal income tax purposes (“non-debt securities”).

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the non-debt securities or similar instruments, significant aspects of the treatment of an investment in these securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion assumes the correctness of the specified treatment of the securities.

The discussions below regarding specific types of non-debt securities are subject to, and should be read in conjunction with, the discussion entitled “Other U.S. Federal Income Tax Consequences of an Investment in Non-Debt Securities.”

Securities Treated as Prepaid Financial Contracts That are “Open Transactions”

The discussion below applies to securities that are treated as prepaid financial contracts that are “open transactions” for U.S. federal income tax purposes.

Tax Treatment Prior to Maturity. You generally should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount) prior to maturity, the consequences are not entirely clear.  A security might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the security. In addition, the timing and character of income you recognize in respect of the security after that time could also be affected.  You should consult your tax advisor regarding the treatment of the securities in such an event.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange, or retirement (including early redemption) of a security, you should generally recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. This gain or loss generally should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Securities Treated as Prepaid Financial Contracts With Associated Coupons

The discussion below applies to securities treated as prepaid financial contracts with associated coupons that are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Coupon Payments. As described above, any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement (including early redemption) of a security, you should generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or retirement of the securities, could result in adverse tax consequences to you because the deductibility of capital losses is subject to limitations.

Securities Treated as a Put Option and Deposit

The discussion below applies to securities treated, for U.S. federal income tax purposes, as a unit comprising (i) a put option (the “Put Option”) written by you with respect to the underlying index or basket, and (ii) a deposit with us of a fixed amount of cash equal to the stated principal amount of the security to secure your potential obligation under the Put Option (the “Deposit”). Under this treatment:

•	a portion of each coupon payment made with respect to a security will be attributable to interest on the Deposit; and

•	the remainder will represent option premium attributable to your grant of the Put Option (with respect to each coupon payment received and, collectively, all coupon payments received, “Put Premium”).

Coupon Payments. If the term of a security (excluding the issue date but including all other days during the term of the security through the last possible date that the security could be outstanding) is not more than one year, the Deposit should generally be treated as a “short-term obligation” issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit. Under this treatment, if you are an accrual-method U.S. Holder, or a cash-method U.S. Holder who so elects, you will be required to include the discount in income as it accrues on a straight-line basis, unless you elect to accrue the discount on a constant-yield method based on daily compounding.

If the term of a security (excluding the issue date but including all other days during the term of the security through the last possible date that the security could be outstanding) is more than one year, interest paid with respect to the Deposit generally should be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

The Put Premium should not be taken into account until maturity or earlier redemption, sale or exchange of the securities.

We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Tax Treatment at Redemption or Maturity. The coupon payment received at redemption or maturity should be treated as described above under “Coupon Payments.”

If a security is retired for its stated principal amount (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received at redemption or maturity.

At maturity, if you receive an amount of cash that is different (without taking into account the final coupon payment) from the stated principal amount of the security, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Sale or Exchange Prior to Redemption or Maturity. Upon a sale or exchange of a security prior to maturity or earlier redemption, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange. If the value of the Put Option is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) your basis in the Deposit (i.e., the price you paid to acquire the security plus any amounts previously accrued into income but not yet paid).

In the case of a security with a term no longer than a year, any loss should be treated as short-term capital loss. Any gain should be treated as ordinary interest income to the extent of the amount of any accrued but unpaid discount on the Deposit not yet taken into income and any remaining gain should be treated as short-term capital gain.

In the case of a security with a term that is longer than a year, the amount realized will not include any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest. You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the Deposit Value and (ii) your basis in the Deposit (i.e., the stated principal amount of the security). Such gain or loss should be long-term capital gain or loss if you have held the security for more than one year, and short-term capital gain or loss otherwise.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Other U.S. Federal Income Tax Consequences of an Investment in Non-Debt Securities

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the securities.  It is possible, for example, that the securities could be treated as debt instruments issued by us.  Under this treatment, “long-term” securities (i.e., securities that mature, after taking into account the last possible date that the securities could be outstanding under their terms, more than one year from the date of their issuance) would generally be subject to Treasury regulations relating to the taxation of contingent payment debt instruments.  In that event, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though that amount may exceed the payments (if any) on the securities during the year.  In addition, any gain on a sale, exchange or retirement of the securities would be treated as ordinary income.  If securities that are not “long-term” securities were treated as debt instruments, all or a portion of the gain you realize on a sale, exchange or retirement of the securities could be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities are possible that could also affect the timing and character of income or loss with respect to the securities. For example, coupon payments on the securities could be required to be included in income at a time other than that described herein. Alternatively, the securities could be treated as “notional principal contracts,” in which case the timing and character of income on the securities would be uncertain and potentially adverse.

Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax advisor regarding possible alternative treatments of the securities and potential changes in applicable law.

Possible Taxable Event. A change in the methodology by which an underlying is calculated, a change in the components of an underlying or the designation of a successor index or other similar circumstances resulting in a material change to an underlying could result in a “significant modification” of the affected securities.

A significant modification of the securities would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. As a result, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes as debt instruments or in some other manner, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification.

Possible Application of Section 1256 of the Code. Special rules will apply if a security constitutes, in whole or in part, a “Section 1256 Contract” under Section 1256 of the Code. Section 1256 Contracts include, among others, listed “nonequity options.” Accordingly, if a security is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the security may be treated, in whole or in part, as a Section 1256 Contract. If Section 1256 of the Code were to apply to a security, U.S. Holders would be required (i) to mark to market all or a portion of the security as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the security that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder for the purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities.

Securities Treated as Debt

Subject to the discussion below under “FATCA,” unless indicated otherwise in the applicable pricing supplement, you generally will not be subject to U.S. federal withholding or income tax in respect of payments on or amounts received on a sale or other taxable disposition of a security, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Securities Not Treated as Debt

Coupon Payments. In the case of securities that provide for coupon payments, the U.S. federal income tax treatment of the coupons is unclear. Unless otherwise stated in the applicable pricing supplement, except as provided below under “FATCA,” we currently do not intend to treat coupons paid to a Non-U.S. Holder of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder provides an applicable IRS Form W-8 certifying that the Non-U.S. Holder is not a United States person. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Sale, Exchange or Retirement of the Securities. Subject to the discussion below under “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

Possible Taxable Event. As discussed above under “Tax Consequences to U.S. Holders—Securities Not Treated as Debt—Other U.S. Federal Income Tax Consequences of an Investment in Non-Debt Securities—Possible Taxable Event,” under certain circumstances the securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes.  In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might not be characterized in the same manner as the terminated securities for U.S. federal income tax purposes, but might instead be treated as debt instruments or in some other manner.  As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding.

Tax Consequences Under Possible Alternative Treatments. Subject to the discussion below under “FATCA,” if all or any portion of a security were recharacterized as a debt instrument, any payment made to you with respect to the security generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other possible U.S. federal income tax treatments of the securities are possible that could also affect the timing and character of income or loss with respect to the securities. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you will generally not be subject to withholding tax on the securities if you provide IRS Form W-8ECI (or appropriate successor form) to the applicable withholding agent.

However, you generally will be subject to regular U.S. federal income tax with respect to income on the securities in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. If you are a Non-U.S. Holder to which this paragraph may apply, you should consult your tax advisor regarding other U.S. tax consequences of the ownership and disposition of the securities, including, if you are a corporation, the possible imposition of a 30% (or lower treaty rate) branch profits tax.

Information Reporting and Backup Withholding

Payments on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to amounts treated as interest, as well as any coupon payments that are treated as “fixed or determinable annual or periodical” income on the securities and, for dispositions after 2018 of securities providing for amounts treated as interest, to payments of gross proceeds of the disposition of the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a Non-U.S. Holder, or a U.S. Holder holding securities through a non-U.S. intermediary, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code.  “Reportable transactions” include, among other things, certain transactions identified by the IRS.  In October 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions.  The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction.  While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the securities is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a security or an index underlying a security and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties.  We might also be required to report information regarding the transaction to the IRS.  You should consult your tax advisor regarding these rules.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the entities enumerated in the foregoing (a) – (c) each as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the securities of a portion of the assets of any Plan or Non-ERISA Arrangement, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or the Non-ERISA Arrangement, and the provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties and prohibited transactions (or similar restrictions) applicable to the Plan or Non-ERISA Arrangement including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any Similar Law. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code and, if so, what exemptive relief might be available. For example, acquiring securities may be deemed a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan and would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of the securities, and each fiduciary who causes any entity to purchase or hold the securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

In addition, any purchaser, that is a Plan or that is acquiring the securities on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding or disposition of the securities that none of Credit Suisse, the calculation agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” either (a) under Section 3(21)(A)(ii) of ERISA and the regulations thereunder or Section 4975(e)(3)(B) of the Code by reason of the purchaser being, or being represented by, an “independent fiduciary” (within the meaning of paragraph (c)(1)(i) of 29 CFR Section 2510.3-21) who (i) is capable of evaluating investment risk independently, both in general and with respect to transactions related to the securities, (ii) understands that the Seller is not undertaking to provide investment advice (impartial or otherwise), or give advice in a fiduciary capacity, in connection with the transaction(s), (iii) understands the nature and extent of the Seller’s financial interests in the transaction(s), and (iv) is responsible for exercising independent judgement in evaluating the transaction(s), provided, however, that, in the event that paragraphs (a) – (g) of the current regulations promulgated under Section 3(21)(A)(ii) are substantially changed, the requirements in this sub-part (a) shall no longer apply and shall be replaced by a deemed representation that no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchase in connection with the securities and the transactions contemplated with respect to the securities), or (b) under Section 3(21)(A)(i) of ERISA and the regulations thereunder or Section 4975(e)(3)(A) of the Code as a result of any exercise by the Seller of any rights in connection with the securities. Furthermore, such purchaser recognizes, agrees, and shall be deemed to represent that any communication from the Seller to the purchaser with respect to the securities is not investment advice and is rendered in the Seller’s capacity as a seller of such securities and not as a fiduciary to such purchaser. Purchasers of the securities have exclusive responsibility for ensuring that their purchase, holding, and disposition of the securities does not violate the prohibited transaction rules of ERISA, the Code or Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the securities to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the securities it has purchased as principal to other dealers. Each Agent may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

We may also sell securities to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the securities it has purchased as principal to other dealers. That Agent may sell the securities to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of securities that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of securities will be a new issue of securities with no established trading market. CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. The securities will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the securities or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the securities may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the securities in Argentina.

Bahamas

The securities may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The securities may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the securities may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The securities have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the securities in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the securities and further represents and warrants that it is not buying or selling the securities in connection with an invitation to buy or sell the securities to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the securities (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Securities

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the securities unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the securities have been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18,045, the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE SECURITIES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE SECURITIES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The securities have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the securities are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the securities shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the securities, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the securities in Costa Rica. Nothing in this document or any other documents, information or communications related to the securities shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the securities in the Costa Rica.

Dominican Republic

Nothing in this product supplement constitutes an offer of securities for sale in the Dominican Republic. The securities have not been, and will not be, registered with the Superintendence of Securities of the Dominican Republic (Superintendencia de Valores), under Dominican Securities Market Law No. 19-00 (“Securities Law 19-00”), and the securities may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 19-00 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 19-00 and its regulations.

Ecuador

a)	to the extent the securities qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the securities cannot be publicly offered, sold or advertised within Ecuadorian territory; and

b)	to the extent the securities could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the securities in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the securities constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the securities may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the securities on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE SECURITIES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE SECURITIES CANNOT BE PUBLICLY OFFERED OR SOLD IN EL SALVADOR; AND (II) THE SECURITIES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

European Economic Area

Prohibition of Sales to EEA Retail Investors

From 1 January 2018, the dealer has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of an offering contemplated by this product supplement as completed by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

a)	the expression "retail investor" means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II");

ii.	a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive") ; and

b)	the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities.

Prior to 1 January 2018, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each of the Agents has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities which are the subject of the offering contemplated by this product supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

if the final terms or drawdown prospectus in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus, if not a drawdown prospectus, has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in the drawdown prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Issuer for any such offer; or

c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the Issuer or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State, and by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each Agent has represented and agreed, and each further Agent appointed under this Programme will be required to represent and agree that, in relation to any offering of securities for which the Markets in Financial Instrument Directive 2004/39/EC, as amended (“MiFID”) applies, any commission or fee received from the Issuer complies with the applicable rules set out in MiFID.

Guatemala

A broker dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

a)	The securities are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

b)	The securities are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS SECURITY MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW,  LEGISLATIVE DECREE NO. 8–2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Hong Kong

No person has:

a)	offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities, except for securities which are a "structured product" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "Securities and Futures Ordinance"), other than (i) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; or

b)	issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Mexico

The securities have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico.  The securities may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The securities, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law–Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the securities must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the securities.

The offering and transferability of the securities is restricted and there will be no public market for them.

Investors may not act, in regard to the securities, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the securities through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The securities will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the securities have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores – “SMV”). This document and other offering materials relating to the offer of the securities are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the securities based on its own analysis of this document and the other offering materials related to the offer. In case the securities comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the securities to determine their ability to invest in them. Accordingly, the securities may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions on Transfer

No holder of the securities may distribute or offer to sell any securities to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a holder of the securities to distribute or offer to sell a security to a Trinidad and Tobago resident:

a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

b)	unless such consent is made conditional upon the holder of the securities ensuring that each purchaser of the securities enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any securities without their prior written consent.

Uruguay

The debt securities are not and will not be registered with the Central Bank of Uruguay. The debt securities are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The debt securities will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG